Exhibit 23.8

Wellington West Capital Markets Inc. 145 King St W, Suite 700 Toronto, Ontario M5H 1J8 Tel: (416) 642-1900 Fax: (416) 642-1910 — Investment Banking Fax: (416) 642-1354 — Capital Markets

129 8th Ave. SW, Suite 300
Calgary, Alberta T2P 1B4
Tel: (403) 781-2710
Fax: (403) 781-2719

January 16, 2007
Atna Resources Ltd.
510 — 510 Burrard Street
Vancouver, B.C.
Canada V6C 3A8
Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO 80401
Wellington West Capital Markets Inc. does hereby consent to the inclusion of our Fairness Opinion dated November 16, 2007 (the “Fairness Opinion”) related to the proposed acquisition of Canyon Resources Corporation (“Canyon”) by Atna Resources Ltd. (“Atna”) in the Registration Statement on Form F-4 (No. 333-147973) filed by Atna with the Securities Exchange Commission and in the Proxy Statement deemed filed by Canyon with the Securities Exchange Commission and mailed by Canyon to the stockholders of Canyon. We also consent to the use of the summary of the Fairness Opinion contained in such documents.
Sincerely,
Wellington West Capital Markets Inc.